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                                                                  EXHIBIT 99.2
                                             One Oxford Centre
                                             Pittsburgh, PA  15219

          [ERNST & YOUNG LLP LOGO]


                        REPORT OF INDEPENDENT AUDITORS


Board of Directors and Shareholders
First Fidelity Bancorp, Inc.


We have audited the consolidated statement of condition of First Fidelity Bancorp, Inc. and subsidiaries as of December 31, 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluting the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Fidelity Bancorp, Inc. and subsidiaries at December 31, 1993 and the consolidated results of their operations and their cash flows for the year ended
December 31, 1993 in conformity with generally accepted accounting principles.


                                              /s/ Ernst & Young LLP

February 16, 1994

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